UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 11, 2005

Wayne Savings Bancshares, Inc. (Exact name of registrant as specified in its charter)

Delaware	0-23433	31-1557791

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 N. Market Street, Wooster, Ohio	44691

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(330) 264-5767

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        On October 11, 2005, the Board of Directors of Wayne Savings Bancshares, Inc. (the “Company”) approved the appointment of Russell L. Harpster, a current director, as Interim Chairman of the Board, and the appointment of Phillip E. Becker, the Company’s Executive Vice President and Chief Lending Officer, as Interim Chief Executive Officer. These appointments were made in response to the recent illness of Charles F. Finn, the Company’s Chairman of the Board, President and Chief Executive Officer, which has currently prevented Mr. Finn from serving in such capacities. Although the Company is hopeful that Mr. Finn will return in a full-time capacity, the Company believed it was prudent to make such appointments in light of its position as a public company and its corresponding reporting obligations.

        For additional information, reference is made to the Company’s press release dated October 13, 2005, which is included as Exhibit 99.1 hereto.

ITEM 9.01	Financial Statements and Exhibits

(a) (b) (c)	Not applicable. Not applicable. Exhibits

The following exhibit is filed herewith.

Exhibit Number	Description

99.1	Press release dated October 13, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 14, 2005	By:	WAYNE SAVINGS BANCSHARES, INC. /s/ H. Stewart Fitz Gibbon III H. Stewart Fitz Gibbon III Senior Vice President and Chief Financial Officer